EXHIBIT 24

POWER OF ATTORNEY APPOINTING

JOHN E. ADENT AND STEVEN J. QUINLAN

Power of Attorney

Each of the undersigned, in his/her capacity as a director, officer, or both, of Neogen Corporation, appoints John E. Adent and Steven J. Quinlan, or either of them, to be his/her true and lawful attorney to execute in his/her name, place and stead, a Report on Form 10-K for the year ended May 31, 2019 and to file the same with any exhibits or amendments thereto and other documents in connection therewith, with the Securities and Exchange Commission. John E. Adent and Steven J. Quinlan shall have full power and authority to do and perform in the name and on the behalf of each of the undersigned, in any capacity, every act required or necessary to be done as fully as each of the undersigned might or could do in person.

Signature	Title	Date
President & Chief Executive Officer
/s/ John E. Adent	(Principal Executive Officer)	July 30, 2019
John E. Adent
Vice President & Chief Financial Officer
/s/ Steven J. Quinlan	(Principal Financial Officer)	July 30, 2019
Steven J. Quinlan

/s/ James L. Herbert	Chairman of the Board	July 30, 2019
James L. Herbert

/s/ William T. Boehm, Ph. D.	Director	July 30, 2019
William T. Boehm, Ph.D.

/s/ James C. Borel	Director	July 30, 2019
James C. Borel

/s/ Ronald D. Green, Ph. D.	Director	July 30, 2019
Ronald D. Green, Ph.D.

/s/ G. Bruce Papesh	Director	July 30, 2019
G. Bruce Papesh

/s/ Jack C. Parnell	Director	July 30, 2019
Jack C. Parnell

/s/ Thomas H. Reed	Director	July 30, 2019
Thomas H. Reed

/s/ James P. Tobin	Director	July 30, 2019
James P. Tobin

/s/ Darci L. Vetter	Director	July 30, 2019
Darci L. Vetter